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                                                                   Exhibit 10.37
                              CARVER CORPORATION
                       INCENTIVE STOCK OPTION AGREEMENT

          This Stock Option Agreement ("Agreement") is entered into between CARVER CORPORATION, a Washington corporation (the "Corporation"), and Stephen Williams (the "Employee"), on the date set forth below.

                               WITNESSETH THAT:

          WHEREAS, the Corporation has adopted the Carver Corporation 1995 Stock Option Plan (the "Plan"), effective as of February 15, 1995, pursuant to which the Board of Directors, or a special committee thereof, is authorized to grant, in its sole discretion, to key employees of the Corporation options to purchase shares of the Corporation's common stock (the "Common Stock"), and

          WHEREAS, the Compensation Committee of the Board of Directors granted to Employee an option under the Plan to purchase shares of Common Stock under the terms hereof.

          NOW, THEREFORE, in consideration of the foregoing, the Corporation and the Employee have executed this Agreement evidencing and confirming the issuance by the Corporation to the Employee of an option for the purchase of 10,000 shares of Common Stock (the "Option") in accordance with the following terms and conditions:

          1. The date of grant of the Option represented hereby is March 24, 1995.

          2. The exercise price for the Option granted pursuant hereto is $2.50 per share.

          3. This Option shall be exercisable in accordance with the following vesting schedule:

                                Number of Shares of Common
      Date Shares Become         Stock Which Shall Become
    Available for Purchase        Available for Purchase
    ----------------------      --------------------------
        March 24, 1996                    2,500
        March 24, 1997                    2,500
        March 24, 1998                    2,500
        March 24, 1999                    2,500

          4. This Option shall expire, to the extent not previously exercised, on the earlier of March 23, 2004 or the first to occur of either of the following events:

          (a) The date of the Employee's termination of employment with the Company for cause as defined in the Plan;

          (b) The expiration of ninety (90) days from the date of the Employee's termination of employment with the Company for any reason whatsoever other than for cause as defined in the Plan; or
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          (c) The expiration of one (1) year from the date of death of the
Employee,or cessation of the Employee's employment with the Company by reason of disability as defined in the Plan.

          The unvested portion of this Option shall terminate immediately upon Employee's termination of employment for any reason whatsoever, including death.

          5. Each exercise of this Option shall be by means of a written notice of exercise delivered to the Secretary of the Corporation at its principal executive office in Lynnwood, Washington, specifying the number of shares of Common Stock to be purchased and accompanied by: payment in cash, by certified or cashier's check payable to the order of the Corporation of the full exercise price for the common Stock to be purchased; delivery of previously acquired shares of Common Stock with a fair market value equal to or greater than the full exercise price; or delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of loan or sale proceeds to pay the exercise price.

          6. Prior to delivery of any common stock purchased on exercise of this Option, the Corporation shall determine the amount of any United States federal and state income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the common stock purchased upon exercise of the Option, collect from the employee the amount of any such tax to the extent not previously withheld.

          7. Employee shall not have any rights as a shareholder with respect to any common stock subject to this Option until the date that a stock certificate for such common stock as to which the Employee has exercised this Option has been issued to the Employee. Subject to its obligation to withhold set forth in Section 6 hereof, and to its obligations under federal and state securities laws set forth in Section 9 below, the Corporation shall issue such stock certificate as soon as practicable following the exercise of the Option. If any law or regulation, whether related to securities or otherwise, requires the Corporation to take any action with respect to any common stock prior to the transfer thereof, or prohibits, limits or delays the issuance thereof, then the date for delivery of such Common Stock shall be extended for the period reasonable necessary to take and conclude such action, or during the period of such prohibition, limitation or delay.

          8. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Employee any right to, or guarantee of, continued employment by the Corporation, or in any way limit the right of the Corporation to terminate employment of Employee at any time, subject to the terms of any employment agreements between the Corporation and Employee.

          9. By accepting this Option, Employee represents and agrees for himself, and all persons who acquire rights in this Option in accordance with the Plan through Employee, that none of the shares of Common Stock purchased upon exercise of this Option will be distributed in violation of applicable federal and state laws and regulations, and Employee shall furnish evidence satisfactory to the Corporation (including a written and signed representation letter and a consent to be bound by al transfer restrictions imposed by applicable law, legend condition, or otherwise) to that effect, prior to delivery of the purchased share of Common Stock.

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          10. Employee acknowledges that he has read and understands the terms of this Agreement and the Plan and that:

          (a) The issuance of shares of Common Stock pursuant to the exercise of this Option, and any resale of the shares of common Stock, may only be effected in compliance with applicable state and federal laws and regulations;

          (b) He is not entitled to any rights as a shareholder with respect to any shares of Common Stock usable thereunder until he becomes a shareholder of record; and

          (c) The share of Common Stock subject hereto may be adjusted in the event of certain organic changes in the capital structure of the Corporation or for any other reason permitted by the Plan.

          11. This Option may not be transferred, except by will or the laws of descent and distribution, and during the lifetime of Employee this Option shall be exercisable only by him.

          12. This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. The Employee acknowledges receipt of a copy of the Plan as presently in effect. This Agreement and the Plan comprise the entire understanding between the Corporation and Employee with respect to the Option and shall be construed and enforced under the laws of the State of Washington.

          13. The Corporation hereby warrants that a sufficient number of shares of its common Stock have been reserved and are available to satisfy the requirements of the Plan.

          Dated as of the 24th day of March, 1995.


EMPLOYEE                           CARVER CORPORATION

/s/ Stephen Williams               By: /s/ John P. World
-------------------------             --------------------------------
Stephen Williams                      John P. World
                                      Vice President & General Counsel

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